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                                                                 Exhibit 99.1


                            CONTACT:  PETER J. CUNNINGHAM
                                      FIRST VICE PRESIDENT, INVESTOR RELATIONS
                                      516-327-7877
                                      IR@ASTORIAFEDERAL.COM
FOR IMMEDIATE RELEASE
---------------------

                   ASTORIA FINANCIAL CORPORATION PLANS TO LIST
                ITS COMMON SHARES ON THE NEW YORK STOCK EXCHANGE

LAKE SUCCESS, NEW YORK, APRIL 18, 2002 - Astoria Financial Corporation (Nasdaq:
ASFC), announced today that it has commenced the process of listing its common stock on the New York Stock Exchange ("NYSE") under the new ticker symbol "AF". Trading is expected to begin on the NYSE on Friday, May 17, 2002. Until that time, Astoria's common stock will continue trading on the Nasdaq National Market under the symbol "ASFC."
         George L. Engelke, Jr., Astoria's Chairman, President and Chief Executive Officer, stated, "During our first eight years as a public company Astoria Financial Corporation has grown assets from $3.4 billion to $22.1 billion and currently has a market capitalization of $2.8 billion. Ranked in the nation's top ten publicly traded thrift institutions, Astoria Financial has rewarded shareholders since our initial public offering in November 1993 with a return in excess of 400%, reflecting a compounded annual growth rate of 22%. We are proud of our track record to date and are confident that our move to the NYSE will contribute to enhancing our visibility within the investment community which, in turn, will benefit the shareholders of Astoria Financial."
          "We're thrilled to welcome Astoria Financial Corporation to our family of listed companies," said New York Stock Exchange Chairman and Chief Executive Officer Dick Grasso. "As the holding company for Astoria Federal Savings and Loan Association, Astoria Financial is one of the largest thrift institutions in the U.S. We look forward to an outstanding partnership with the Company and to providing its shareholders with unparalleled visibility and liquidity."
         Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $22.1 billion is the largest thrift institution in New York and fifth largest in the United States. Through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com, Astoria Federal provides retail banking, mortgage, consumer and small business loan services to 700,000 customers. Astoria commands the third largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties, with a population exceeding that of 38 individual states. Astoria originates mortgage loans through its banking and loan production offices in New York, an extensive broker network in fourteen states, primarily the East Coast, and through correspondent relationships in forty-five states.

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This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "plan," "potential," "predict," "project," "should,"
"will," "would" and similar terms and phrases, including references to assumptions.
         Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;
general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislation or regulatory changes may adversely affect our business; technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay occurrence or non-occurrence of events longer than we anticipate. We are assuming no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.







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